Exhibit 10.8.2

AVENANT 2

CONTRAT D’EMISSION

Les Parties au Contrat d’Emission signé le 20 décembre 2012 et modifié par avenant le 6 juin 2013 sont convenues d’y apporter certaines modifications afin de tenir compte des caractéristiques boursières de l’Action, en particulier sa forte volatilité ainsi que sa liquidité erratique.

la définition du Jour d’Exercice de la clause 2.1. est remplacée par la définition suivante:

« Jour d’Exercice » désigne la date à laquelle des Bons sont exercés par le Titulaire:

soit le premier Jour de Bourse suivant la Période de Référence;

soit le premier Jour de Bourse suivant l’Intervalle de Temps entre les deux Exercices. »

la rédaction initiale de la clause 5.2. est remplacée par la rédaction suivante:

« Le Titulaire s’engage, pendant la Période d’Exécution, à souscrire des Actions Nouvelles par exercice de Bons toutes les fois que l’Emetteur lui adresser une Demande Tirage remplissant les conditions visées à l’article 5.3. ci-après et sous les réserves mentionnées au 5.4 ci-après, pour les montants et selon les modalités décrits ci-dessous.

5.2.1. Taille du Tirage

En cas de Demande de Tirage, l’Emetteur indiquera le nombre d’Actions Nouvelles qu’il souhaite émettre (« N ») et le Titulaire exercera, en une ou plusieurs fois (« Exercice »), une partie des Bons requis pour obtenir, en respectant le Calendrier des Exercices tel que défini au 5.2.2, un nombre d’Actions Nouvelles déterminés dans les conditions suivantes (ci-après la « Taille du Tirage »);

La Taille du Tirage ne pourra dépasser le Maximum défini ci-après;

Où « Maximum » est égal à 300.000 Actions.

Chaque Exercice sera au moins égal au Minimum défini ci-après;

AMENDMENT 2

ISSUANCE AGREEMENT

The Parties to the Issuance Agreement signed December 20, 2012 and amended June 6, 2013 agreed to make some modifications to take into account the stock market characteristics of the Share, particularly its high volatility and its erratic liquidity.

1) the definition of the Exercise Day in section 2.1. is replaced by the following definition:

“Exercise Day” means the date on which the Warrants are exercised by the Holder:

either the first Trading Day following the Reference Period;

or the first Trading Day following the Time Interval between the two Exercises.

2) the initial wording of section 5.2. is replaced by the following wording:

The Holder undertakes, during the Performance Period, to subscribe New Shares by exercising the Warrants upon each Issuer Drawdown Request according to Section 5.3. below and with the reservations mentioned in section 5.4. below, in the amounts and in the manner described below.

5.2.1 Drawdown Size

In case of a Drawdown Request, the Issuer shall indicate the number of New Shares it wishes to be issued (“N”) and the Holder shall exercise, in one or more times (“Exercise”), a part of the Warrants required to obtain, according to the Exercises’ Timeline as defined in 5.2.2, a number of New Shares determined in the following conditions (hereinafter the “Drawdown Size”);

Drawdown Size may not exceed the maximum defined below; Where “Maximum” is equal to 300,000 shares.

2. Each Exercise shall be at least equal to the Minimum defined below; Where “Minimum” is equal to the smaller of the two following numbers: (0.3 x ADV, or 60,000 Shares).

5.2.2. Exercises’ Timeline.

When there is a Drawdown Request, subject to section 5.4.1. and according to the Time Interval,

Où « Minimum » est égal au plus petit des deux nombres suivants: (0,3 x ADV ; 60.000 Actions).

5.2.2. Calendrier des Exercices

A l’occasion d’une Demande de Tirage, sous réserve de l’article 5.4.1. et en repsectant l’Intervall de Temps, le Titulaire procédera à autant d’Exercices qu’il faudra pour atteindre N, selon les modalités suivantes (le « Calendrier des Exercices »):

le premier Exercice sera en tout état de cause effectué le premier Jour de Bourse suivant le Période de Référence;

la mise en œuvre des Exercices suivants pourra être interrompue par l ‘Emetteur qui devra notifier, par simple email, au Titulaire sa décision de poursuivre (ou non) avant que ce dernier ne procède à d’autres Exercices;

le dernier Exercice sera en tout état de cause effectué au plus tard le 12e Jour de Bourse suivant la Période de référence.

La rédaction de la clause 5.4.1. est remplacée par la rédaction suivante:

« 5.4.1. « Stop Loss »

Tant le Titulaire que l’Emetteur auront le droit de reporter un Jour d’Exercice si le dernier cours de clôture de Jour de Bourse précédent le Jour d’Exercice «(« Jour de Constatation ») est inférieur de plus de quatre pour cent (4%) par rapport au CMPVPR (la « Condition de Marché »), tel que définit à l’Article 6.1 du présent Contrat d’Emission.

Chaque Partie devra informer l’autre de sa décision au plus tard le Jour de Constatation à dix-huit heures trente (18H30).

the Holder shall conduct all Exercises necessary to reach N, in the following manner (the “Exercises’ Timeline”):

•	The first Exercise shall be made on the first Trading Day following the Reference Period;

•

The implementation of the following Exercises may be interrupted by the Issuer who shall notify the Holder by e-mail, of its decision to continue (or not) before the latter proceeds with other Exercises;

•	The last Exercise shall be made no later than the 12th Trading Day following the Reference Period.

3) The wording of section 5.4.1. is replaced with the following wording:

“5.4.1. “Stop Loss”

The Holder and the Issuer will have the right to delay Exercise Day if the last closing price of the Trading Day preceding the Exercise Day (“Recognition Day”) is lower by more than four percent ( 4%) compared to VWAPPR (the “Market Condition”), as defined in Article 6.1 of the Issuance Agreement.

Each Party shall notify the other of its decision no later than on the Recognition Day at 6:30 p.m. (6:30 p.m.).

In such case, each Party may decide to postpone the Exercise Day by twenty-four hours (24H), within two (2) consecutive Trading Days (the “Report”), until the Parties find that the market condition has disappeared.

If at the end of this Report, the Market Condition has not disappeared, the Drawdown Request will be considered void for the Warrants that have not yet been exercised”.

The other provisions of the Issuance Agreement remain unchanged.

As a result, the new version of Issuance Agreement will apply as of this day. It supersedes the version of the signed version of December 20, 2012 and amended June 6, 2013.

Signed in Paris October 7, 2013, in two originals.

CELLECTIS S.A.

Represented by: André CHOULIKA

As Chairman and CEO

Dans ce cas, chaque Partie peut décider de décaler de vingt-quatre heure (24H) le Jour d’Exercice, dans la limite de deux (2) Jours de Bourse consécutifs (le « Report ») jusqu’à ce que les Parties constatent que la Condition de Marché a disparu.

Si, à l’issue de ce Report, la Condition de Marché n’a pas disparu, alors la Demande de Tirage sera considérée comme caduqyye pour les Bons n’ayant pas encore fait l’objet d’un Exercice ».

Les aures dispositions au contrat restent inchangés.

EN conséquence, la nouvelle version du Contrat d’Emission s’appliquera à compter de ce jour. Elle annule et remplace la version du signé le 20 décembre 2012 et modifié par avenant le 6 juin 2013.

Signé à Paris le 07 octobre 2013, en deux exemplaires originaux.

CELLECTIS S.A.

Représenté par: André CHOULIKA

En tant que Président Directeur Général

KEPLER CAPITAL MARKETS S.A.

Représenté par Laurent QUIRIN

Président Directeur Général

Réprésenté par Francis CANARD

Directeur Général Délégué

KEPLER CAPITAL MARKETS S.A.

Represented by Laurent QUIRIN

Chairman and CEO

Represented by Francis CANARD

Deputy CEO